Exhibit 10.29

DATED 1st day of January , 2021

Times Express Limited
as Borrower

Kerry Logistics (Hong Kong) Limited
as Lender

LOAN AGREEMENT

THIS AGREEMENT is made on the 1st day of January, 2021

BETWEEN:

(1) **Times Express Limited** whose registered office is situate at Suite No. A, 11/F, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong (the "**Borrower**"); and

(2) **Kerry Logistics (Hong Kong) Limited** whose registered office is situate at 16/F, Kerry Cargo Centre, 55 Wing Kei Road, Kwai Chung, New Territories, Hong Kong (the "**Lender**").

RECITAL

The Lender had agreed to make available to the Borrower in the manner more particularly set out herein a loan facility for an aggregate principal amount of HKD22,000,000- comprising the Loan and the parties hereto wishes to record this arrangement.

IT IS HEREBY AGREED as follows:

1.. Interpretation

In this agreement, unless the context requires otherwise:

"Availability Date"	means the respective dates on which such amount of Loan were made available for drawing by the Borrower as the same is more particularly provided in clause 3 of this agreement;
"Interest"	2% per annum, or such other rate as may be agreed between the parties hereto;
"Loan"	means the loan in the aggregate principal amount of HKD22,000,000- which the Lender had made available to the Borrower prior to entering this Agreement and the amount outstanding from time to time in respect of such loan (including principal, interest and such other amounts as may be payable by the Borrower to the Lender under this Agreement);
"Maturity Date"	means one year from the Availability Date or such later date as may be agreed between the parties hereto;

"HKD" means Hong Kong Dollars, the lawful currency of Hong Kong.

2.. The Loan

The Lender will make available to the Borrower, a loan in the aggregate principal amount of HKD22,000,000- subject to and upon the provisions of this Agreement.

3.. Availability

The Loan will be made available by the Lender to the Borrower on 1 January 2021.

4.. Interest

Interest is due and payable on either (i) the Maturity Date of this agreement or (ii) the date which the Lender elects to demand immediate and full payment of principal per Clause 5(B) below.

5.. Repayment

(A) The Borrower may, at any time upon giving not less than one month's notice to the Lender, make early repayment of the Loan in full.

(B) Subject to the Borrower not having repaid the Loan, the Lender shall have at all times the right to demand the Borrower to make immediate and full repayment of the principal of the Loan. Subject to the aforementioned, the Borrower shall repay the principal of the Loan on the Maturity Date.

(C) The Borrower may not prepay or repay the Loan or any part thereof except in accordance with the terms of this clause.

5. Notice

Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESSES WHEREOF this Agreement has been executed on the day and year first above written.

THE BORROWER

Signed by)
for and on behalf of)
Times Express Limited)
in the presence of:-) */s/ Times Express Limited*

THE LENDER

Signed by)
for and on behalf of)
Kerry Logistics (Hong Kong) Limited)
in the presence of:-) */s/ Kerry Logistics (Hong Kong) Limited*